MANAGEMENT AGREEMENT


         THIS MANAGEMENT AGREEMENT is made this 29th day of August, 1997, between Countrywide Strategic Trust (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, and Countrywide Investments, Inc. (the "Manager"), a corporation organized under the laws of the State of Ohio.

         WHEREAS, the Trust has been organized to operate as an investment company registered under the Investment Company Act of 1940, as amended (the "Act");

        WHEREAS, the Trust's shares of beneficial interest are divided into separate series and each such share of a series represents an undivided interest in the assets, subject to the liabilities, located to that series, and each series has separate investment objectives and policies; and

         WHEREAS, the Aggressive Growth Fund (the "Fund"), a series of the Trust, has been created for the purpose of investing and reinvesting its assets in securities pursuant to the investment objectives and policies as set forth in its registration statement under the Act and the Securities Act of 1933 ("Registration Statement"), as heretofore amended and supplemented; and the Trust desires to avail itself of the services, information, advice, assistance and facilities of a manager and to have a manager provide or perform for it various management, statistical, portfolio adviser selection and other services for the Fund; and


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         WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

         NOW, THEREFORE, the Trust and Manager agree as follows:

         1. Employment of the Manager. The Trust hereby employs the Manager to manage the investment and reinvestment of the assets of the Fund in the manner set forth in subparagraph 2B of this Agreement, subject to the direction of the Board of Trustees and the officers of the Trust, for the period, in the manner, and on the terms hereinafter set forth. The Manager hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

         2. Obligation of and Services to be Provided by the Manager. The Manager undertakes to provide the services hereinafter set forth and to assume the following obligations:
         A. Corporate Management and Administrative Services. The Manager shall furnish to the Fund, or retain another party or parties to furnish, the following described services to the Fund: (i) office space, which may be space within the offices of the Manager or in such other place as may be agreed upon from time to time, and (ii) office furnishings, facilities and

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                  equipment  as may be  reasonably  required  for  managing  and administering the operations and conducting the business of the Fund, including complying with the securities, tax and other reporting requirements of the United States and the various states in which the Fund does business, conducting correspondence and other communications with the shareholders of the Fund, and maintaining or supervising the maintenance of all records in connection with the investment and business activities of the Fund.
         B.       Investment Management Services.
                  (a)      The Manager shall have overall supervisory
                           responsibility   for  the  general   management   and
                           investment of the assets and portfolio securities of the Fund subject to and in accordance with the investment objectives and policies of the Fund, and any directions which the Trust's Board of Trustees may issue to the Manager from time to time.
                  (b) The Manager shall provide overall investment programs and strategies for the Fund, shall revise such programs as necessary and shall monitor and report periodically to the Board of Trustees concerning the implementation of the programs.
                  (c) The Manager, with the approval of the Board of Trustees of the Trust as to particular

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                           appointments,  intends  to (i)  appoint  one or  more
                           persons or companies (the "Adviser") and, subject to the terms and conditions of this Agreement, the
                           Adviser shall have full investment discretion and shall make all determinations with respect to the investment of the Fund's assets and the purchase and sale of portfolio securities with those assets, and
                           (ii) take such steps as may be necessary to implement
                           such  appointments.   The  Manager  shall  be  solely
                           responsible for paying the fees and expenses of the Adviser for its services to the Fund. The Manager shall not be responsible or liable for the investment merits of any decision by the Adviser to purchase, hold or sell a portfolio security for the Fund.
                  (d) The Manager shall evaluate advisers and shall recommend to the Board of Trustees the Adviser which the Manager believes is best suited to invest the assets of the Fund; shall monitor and evaluate the investment performance of the Adviser; shall recommend changes in the Adviser when appropriate; shall coordinate the investment activities of the Adviser to ensure compliance with applicable restrictions and limitations applicable to the Fund; and shall compensate the Adviser.

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                  (e)      The  Manager  shall  render  regular  reports  to the
                           Trust, at regular meetings of the Board of Trustees, of, among other things, the portfolio investments of the Fund and measurement and analysis of the results achieved by the Fund.
                  (f) The Manager shall employ or provide and compensate the executive, administrative, secretarial and clerical personnel necessary to provide the services set forth in this subparagraph 2B, and shall bear the expense thereof, except as may otherwise be provided in Section 4 of this Agreement. The Manager shall also compensate all officers and employees of the Trust who are officers or employees of the Manager.
                  (g) The Manager shall pay all advertising and promotion expenses incurred in connection with the sale or distribution of the Fund's shares to the extent such expenses are not assumed by the Fund under its Plan of Distribution.

         C. Provision of Information Necessary for Preparation of Securities Registration Statement, Amendments and Other Materials.

                  The Manager will make available and provide financial, accounting and statistical information required by the Trust in the preparation of the Registration Statement, reports and other documents required by federal and

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                  state  securities  laws, and such information as the Trust may
                  reasonably   request  for  use  in  the   preparation  of  the
                  Registration Statement, reports and other documents required by federal and state securities laws.
         D.       Other  Obligations  and  Services.   The  Manager  shall  make
                  available its officers and employees to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration and management of the Fund and its investment activities.

         3. Execution and Allocation of Portfolio Brokerage Commissions. The Adviser, subject to the supervision of the Manager and the limitations contained in this paragraph 3, shall place, on behalf of the Fund, orders for the execution of portfolio transactions. The Adviser is not authorized by the Fund to take any action, including the purchase or sale of securities for the Fund's account, (a) in contravention of (i) any investment restrictions set forth in the Act and the rules thereunder, (ii) specific instructions adopted by the Board of Trustees and communicated to the Adviser, (iii) the investment objectives, policies and restrictions of the Fund as set forth in the Registration Statement, or (iv) instructions from the Manager communicated to the Adviser, or (b) which would have the effect of causing the Fund to fail to qualify or to cease to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or any succeeding statute.

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         Subject to the foregoing, the Adviser shall determine the securities to be purchased or sold by the Fund and will place orders pursuant to the determination of the Manager with or through such persons, brokers or dealers in conformity with the policy with respect to brokerage as set forth in the Registration Statement or as the Board of Trustees may direct from time to time. It is recognized that, in providing the Fund with investment supervision of the placing of orders for portfolio transactions, the Manager will give primary consideration to securing the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer. Consistent with this policy, the Manager may select brokers or dealers who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the other accounts over which it exercises investment discretion. It is understood that neither the Trust nor the Manager have adopted a formula for allocation of the Fund's investment transaction business. It is also understood that it is desirable for the Fund that the Manager and/or the Adviser have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher commission to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the lowest

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commission.  Therefore,  the  Manager  is  authorized  to place  orders  for the purchase and sale of securities for the Fund with such certain brokers, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice, provided that the Manager determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or the Manager's overall responsibilities with respect to the Fund and to other accounts over which it exercises investment discretion. It is understood that although the information may be useful to the Trust, the Manager and the Adviser, it is not possible to place a dollar value on such information. Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and subject to seeking best qualitative execution, the Manager may give consideration to sales of shares of the Fund as a factor in the selection of brokers and dealers to execute portfolio transactions of the Fund.

         On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the

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securities  so  purchased  or  sold,  as  well  as  expenses   incurred  in  the
transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust with respect to the Fund and to such other clients.

         The Manager may delegate any of its responsibilities under this paragraph 3 to the Adviser. Notwithstanding the delegation of any such responsibilities, the Adviser will not execute any portfolio transactions for the Fund's account with a broker or dealer which is an "affiliated person" (as defined in the Act) of the Trust, the Manager or the Adviser without the prior approval of the Manager. The Manager agrees that it will provide the Adviser with a list of brokers and dealers which are "affiliated persons" of the Trust, the Manager or the Adviser.

         The Manager shall render regular reports to the Trust of the total brokerage business placed by the Fund and the manner in which the allocation has been accomplished.

         4. Expenses of the Fund. It is understood that the Fund will pay, or that the Fund will enter into arrangements that require third parties to pay, all its expenses other than those expressly assumed by the Manager herein, which expenses payable by the Fund shall include:
         A.       Expenses of all audits by independent public
                  accountants;
         B. Expenses of transfer agent, dividend disbursing agent, accounting and pricing agent and shareholder recordkeeping services;

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         C.       Expenses of custodial services including recordkeeping
                  services provided by the custodian;
         D. Expenses of obtaining security valuation quotations for calculating the value of the Fund's net assets;
         E.       Salaries  and  other  compensation  of any  of  its  executive
                  officers  and  employees,   if  any,  who  are  not  officers,
                  directors, stockholders or employees of the Manager or the Adviser;
         F.       Taxes or  governmental  fees levied  against the Fund;
         G.       Brokerage fees and commissions in connection with the
                  purchase and sale of the Fund's portfolio securities;
         H.       Costs, including the interest expenses, of borrowing
                  money;
         I.       Costs and/or fees incident to Board of Trustee and
                  shareholder meetings, the preparation and mailings of prospectuses, reports and notices to the existing shareholders of the Fund, the filing of reports with regulatory bodies, the maintenance of the Trust's existence as a business trust, membership in investment company organizations, and the registration of shares with federal and state securities authorities;
         J.       Legal  fees,   including   the  legal  fees   related  to  the
                  registration and continued qualification of the Fund's shares for sale and legal fees arising from litigation to which the Trust may be a party and indemnification of the Trust's officers and Trustees with respect thereto;

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         K.       Costs of printing share certificates (in the event such
                  certificates are issued) representing shares of the Fund;
         L. Trustees' fees and expenses of Trustees who are not directors, officers, employees or stockholders of the Manager, the Adviser or any of their affiliates; and
         M.       The Fund's pro rata portion of the fidelity  bond  required by
                  Section 17(g) of the Act and other insurance premiums.

         5.       Activities and Affiliates of the Manager.
         A.       The services of the Manager hereunder are not to be
                  deemed exclusive, and the Manager and any of its affiliates shall be free to render similar services to others. The Manager shall use the same skill and care in the management of the Fund's assets as it uses in the administration of other accounts to which it provides asset management, consulting and portfolio manager selection services, but shall not be obligated to give the Fund more favorable or preferential treatment vis-a-vis its other clients.
         B. Subject to and in accordance with the Declaration of Trust and Bylaws of the Trust and to Section 10(a) of the Act, it is understood that Trustees, officers and agents of the Trust and shareholders of the Fund are or may be interested in the Manager or its affiliates as directors, officers, agents or stockholders of the

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                  Manager or its affiliates;  that directors,  officers,  agents and stockholders of the Manager or its affiliates are or may be interested in the Trust as Trustees, officers, agents, shareholders or otherwise; that the Manager or its affiliates may be interested in the Trust as shareholders or otherwise; and that the effect of any such interests shall be governed by said Declaration of Trust, Bylaws and the Act.

         6. Compensation of the Manager. For all services to be rendered and payments made as provided in this Agreement, the Fund will pay the Manager a daily fee equal to the annual rate of 1% of the value of the daily net assets of the Fund up to and including $50,000,000, 90/100 of 1% of the next $50 million of such assets, 80/100 of 1% of the next $100 million of such assets, and 75/100 of 1% of such assets in excess of $200,000,000. Manager's fee shall be payable monthly and shall be due with respect to any month as of the first business day following the end of such month.

         The value of the daily net assets of the Fund shall be determined pursuant to the applicable provisions of the Declaration of Trust and to resolutions to the Board of Trustees of the Trust. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this paragraph 6, the value of the net assets of the Fund as last determined shall be deemed to be the value of its net assets as of the close of business on that day,

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or as of such other time as the value of the Fund's net assets may  lawfully  be determined on that day. If the determination of the net asset value of the Fund's shares has been suspended for a period including such month, the Manager's compensation payable for such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month).

         7. Liabilities of the Manager. The Manager (including its directors, officers, shareholders, employees, control persons and affiliates of any thereof) shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Manager in the performance of its duties or from the reckless disregard by the Manager of its obligations and duties under this Agreement ("disabling conduct"). However, the Manager will not be indemnified for any liability unless (1) a final decision is made on the merits by a court or other body before whom the proceeding was brought that the Manager was not liable by reason of disabling conduct, or (2) in the absence of such a decision, a reasonable determination is made, based upon a review of the facts, that the Manager was not liable by reason of disabling conduct, by (a) the vote of a majority of a quorum of trustees who are neither "interested persons" of the Trust as defined in the Act nor parties to the proceeding ("disinterested,

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non-party trustees"),  or (b) an independent legal counsel in a written opinion.
The Fund will advance attorneys' fees or other expenses incurred by the Manager in defending a proceeding, upon the undertaking by or on behalf of the Manager to repay the advance unless it is ultimately determined that the Manager is entitled to indemnification, so long as the Manager meets at least one of the following as a condition to the advance: (1) the Manager shall provide a security for its undertaking, (2) the Fund shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the disinterested, non-party trustees of the Trust, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial- type inquiry), that there is reason to believe that the Manager ultimately will be found entitled to indemnification. Any person employed by the Manager who may also be or become an employee of the Trust shall be deemed, when acting within the scope of his employment by the Trust, to be acting in such employment solely for the Trust and not as the Manager's employee or agent.
         8.       Renewal and Termination.
         A. This Agreement shall become effective upon its execution, shall remain in force until February 28, 1999 and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not interested persons of the Trust, the Manager or

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                  the  Adviser,  cast in  person  at a  meeting  called  for the purpose of voting on such approval and by a vote of the Board of Trustees or of a majority of the outstanding voting securities. The aforesaid provision that this Agreement may be continued "annually" shall be construed in a manner consistent with the Act and the rules and regulations thereunder.
         B.       This Agreement:
                  (a) may at any time be terminated without the payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, on sixty
                           (60) days' written notice to the Manager;
                  (b) shall immediately terminate in the event of its assignment; and
                  (c) may be terminated by the Manager on sixty (60) days' written notice to the Trust.
         C. As used in this Section 8, the terms "assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Act and the rules and regulations thereunder.
         D. Any notice under this Agreement shall be given in writing addressed and delivered or mailed postpaid, to the other party to this Agreement at its principal place of business.


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         9.  Severability.  If any provision of this Agreement  shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     10.   Limitation  of  Liability.   It  is  expressly  agreed  that  the
obligations of the Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Fund, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and the shareholders of the Fund and signed by the officers of the Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Fund as provided in the Trust's Declaration of Trust.

         11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Fund and by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Manager or of the Trust, cast in person at a meeting called for the purpose of voting on such approval.

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         12.  Governing Law. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, as of the day and year first written above.

                                            COUNTRYWIDE STRATEGIC TRUST

ATTEST:                                     By: /s/ Robert H. Leshner
                                               ----------------------
/s/ John F. Splain                          Title: President
    --------------

                                            COUNTRYWIDE INVESTMENTS, INC.

ATTEST:                                     By: /s/ Robert H. Leshner
                                                ---------------------
/s/ John F. Splain                          Title: President
    ---------------


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